Exhibit 10.21

INDIA NON JUDICIAL

Government of Karnataka

e-Stamp

Certificate No.	:	IN-KA32322605640767M
Certificate Issued Date	:	01-Mar-2014 01:58 PM
Account Reference	:	NONACC (FI)/ kacrsf108/ MARATHAHALLY1/ KA-BA
Unique Doc. Reference	:	SUBIN-KAKACRSFL0821410663031903M
Purchased by	:	YODLEE INFOTECH PVT LTD
Description of Document	:	Article 30 Lease of Immovable Property
Description	:	LEASE AGREEMENT
Consideration Price (Rs.)	:	0
(Zero)
First Party	:	YODLEE INFOTECH PVT LTD
Second Party	:	OMTEK TECHNOLOGY PARK PVT LTD
Stamp Duty Paid By	:	YODLEE INFOTECH PVT LTD
Stamp Duty Amount(Rs.)	:	200
(Two Hundred only)

LEASE DEED

THIS LEASE DEED (the “Lease Deed”) executed on this day, the 1st day of April 2014, at Bangalore

BY:

M/s OMTEK TECHNOLOGY PARK PRIVATE LIMITED, a company incorporated under the provisions of the Companies Act, 1956, having its corporate office at No. 372, Nilay, R.T Nagar Main Road, R.T Nagar, Bangalore-560 032 represented by its Director, Mr. Prasad R Deshpande, (hereinafter referred to as the “Lessor”, which expression wherever it so requires shall mean and include its successors in title and permitted assigns) OF THE FIRST PART.

IN FAVOUR OF

M/s. YODLEE INFOTECH PRIVATE LIMITED, a company incorporated under the Companies Act, 1956, having its registered office at 1st Floor, Mercury (2B) Block, Prestige Technology Park, Sarjapura-Marathalli Ring Road, Kadabeesanahalli Village, Varthur Hobli, Bangalore - 560103 represented herein by its Senior Director-Finance Mr. Rajesh Sreenivasan (hereinafter referred to as the “Lessee”, which expression wherever it so requires shall mean and include its successors in title and permitted assigns) OF THE SECOND PART.

(The Lessor and the Lessee are hereinafter collectively referred to as the “Parties” and individually as the “Party”)

WHEREAS:

M/s.Omtek Technology Park Private Limited is the absolute owner and possessor of the east wing on the first floor (Level I) in the “Jupiter 2 (A) Block” of the project PRESTIGE TECHNOLOGY PARK’ situated on Sarjapur — Marathahalli Ring Road, Kadabeesanahalli Village, Varthur Hobli, Bangalore, measuring approximately 21,548 square feet (“Sft.”) and 40 nos. of covered car parks (more fully described in Schedule A hereunder and hereinafter referred to as “the Schedule Property” or “Premises””), by virtue of registered sale deed bearing no 50/2007-2008, Book — I dated 03-04-2007, registered in the office of the sub registrar, Varthur, Bangalore and which includes within its description shell space, power @ 1 KVA for every 100 sft., DG Back up, finished toilets and AC including AHU.

AND WHEREAS the Lessee is desirous to take on lease properties mentioned under Schedule A from the Lessor and the Lessor has agreed to give on lease the Schedule Property to the Lessee. The Parties have now mutually agreed and decided to record the terms and conditions agreed between them.

NOW, THEREFORE THIS DOCUMENT WITNESSETH AS FOLLOWS:

1)	DEFINITIONS AND INTERPRETATION

A. DEFINITIONS

Unless the context herein otherwise provides, the following terms shall have the meanings assigned thereto:

i.	“Building” shall mean the building known as “JUPITER (2A) BLOCK” in the project by name ‘PRESTIGE TECHNOLOGY PARK’ situated on Sarjapur - Marathahalli Ring Road, Kadabeesanahalli Village, Varthur Hobli, Bangalore;

ii.	“Lease Deed”, or “Deed” shall mean this lease deed executed by the Lessor in favour of the Lessee along with all its Schedules and Annexure (if any);

iii.	“Maintenance Agency” shall mean Prestige Property Management Private Limited appointed by the Lessor;

iv.	“Parties” shall mean the Lessor and the Lessee;

v.	“Premises” or “Schedule Property” shall mean 21,548 Sft. mentioned in the Schedule A on the east wing of the first floor of the Building and the 40 nos. of covered car parks mentioned in Schedule A:

vi.	“Rent” shall mean the monthly consideration payable by the Lessee to the Lessor for taking on lease the Schedule Property as detailed in clause 5(a) of the Lease Deed.

vii.	“Lease Commencement Date” shall mean the date of commencement of lease in respect of the Schedule Property which shall be April 01, 2014.

viii.	“Rent Commencement Date” shall mean the date of commencement of payment of Rent in respect of the Schedule Property which shall be July 01, 2014, after the expiry of the rent free period of three months, from April 01, 2014 to June 30, 2014.

ix.	“Security Deposit” shall mean an interest free refundable security deposit equivalent to 10 (Ten) months’ rent amounting to Rs. 99,12,080/- (Rupees Ninety-nine Lakhs Twelve Thousand and Eighty Only) to be maintained by the Lessee with the Lessor as more particularly set out in Clause 6 herein;

B. INTERPRETATION

Unless the context otherwise requires in this Lease Deed

i.	Words importing person/ persons or party/ parties shall include any person, individual, Hindu undivided family, firm, corporation, company, limited liability partnership, body corporate, sole proprietorship firm, society, association of persons, body of individuals, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

ii.	Words importing the singular include the plural and vice versa where the context so requires;

iii.	Reference to any law shall include such law as from time to time enacted, amended, supplemented or re-enacted;

iv.	Reference to any gender includes a reference to all other genders;

v.	Reference to the words “include” or “including” shall be construed without limitation;

vi.	Reference to this Lease Deed, the Agreement or any other agreement, deed or other instrument or document shall be construed as a reference to the Lease Deed, the Agreement or deed or other instrument or document as the same may from time to time be amended, restated, varied, supplemented or novated; and

vii.	The heading and titles in this Lease Deed are indicative only and shall not be deemed part thereof or taken into consideration in the interpretation or construction hereof.

2)	GRANT OF LEASE

In consideration of the Rent hereby reserved and of the terms, conditions and covenants of the Lease Deed contained herein and on the part of the Parties to he observed and performed, the Lessor hereby grants the Schedule Property on lease in favour of the Lessee and the Lessee accepts the Schedule Property on lease from the Lessor on the Lease Commencement Date.

3)	DURATION OF LEASE

The term of lease shall be for a period of three years and one month (3 years l month) commencing from the Lease Commencement Date (“Term”) unless renewed or terminated earlier in accordance with this Lease Deed.

4)	RENEWAL OF LEASE

a.	After the expiry of the Term, the Lessee may renew the lease in respect of the Schedule Property for a further term of 5 years each on the terms and conditions contained herein except the Rent which may be mutually agreed between the Parties at the time of renewal. If the Lessee intends to renew the lease, the Lessee shall issue to the Lessor a notice not less than 3 months before the expiry of the current lease, indicating its intention to renew the lease.

b.	On such renewal, a fresh lease deed in respect of the Schedule Property shall be entered into on the terms and conditions contained herein except the Rent to be mutually agreed between the Parties at that time and which shall be adequately stamped and registered at the cost of the Lessee before the expiry of the term prior to the renewal. However, in the event of any delay in the execution and registration of the lease deed for any renewed period as contemplated here, the lease will not be deemed to have terminated and this right to renew will not be affected by such delay.

5)	RENT FOR THE SCHEDULE PROPERTY & ESCALATION IN RENT

a.	The Rent for the Premises (excluding the 40 nos. of covered car parks mentioned in Schedule A) shall be Rs. 9,91,208/- (Rupees Nine Lakhs Ninety One Thousand Two Hundred and Eight only) calculated at Rs. 46 (Rupees Forty Six only) per Sft. per month, which shall be payable by the Lessee to the Lessor from the Rent Commencement Date. The Lessee shall pay to the Lessor the Rent for the occupation and use of the Premises every month in advance. For the purpose of this Clause, the amount of Rs. 46.00 (Rupees Forty-Six Only) per Sft. of super built up area per month has been arrived at taking into consideration the warm shell rent of Rs. 46.00 (Rupees Forty-Six Only) per Sft.

b.	Further the Lessee shall pay to the Lessor the Rent for 40 nos. of covered car parks charged @ Rs. 2,500/- (Rupees Two Thousand Five Hundred Only) per car park amounting to an aggregate sum of Rs. 1,00,000 /- (Rupees One Lakh Only) per month effective from the Lease Commencement Date or from the date the Lessee taking possession of the Schedule Property whichever is later.

c.	There shall be an escalation in the Rent for the Schedule Property (excluding the 40 nos. of covered car parks mentioned in Schedule A) every year from the date of commencement of lease @ 6% [six per cent] on the last paid rent preceding the increase. However, there shall be no escalation with regard to rent for car parking spaces provided by the Lessor under this agreement.

d.	The Rent shall be paid in advance on or before the 7th day of every English Calendar month by cheque, or electronic transfer, in favour of the Lessor without any delay or demand. The Rent shall be subject to deduction of income tax at source at the rates, as applicable or amended, from time to time. In the event of there being any delay in payments of the Rent, without prejudice to the right of the Lessor to terminate the lease in terms of this Lease Deed, the Lessee shall be liable to pay interest on the delayed/ defaulted Rent at the rate of 1.5% per month or the part of the month from the due date till payment or realization.

e.	The Lessor will pay all the property tax and any other tax, cesses, duties, rates and assessments imposed on the Schedule Property including but not limited to all current and future Municipal taxes and shall keep the Lessee fully indemnified against any claims.in respect of any of the above. Similarly the Lessee agrees to pay all outgoings attributable to its business including but not limited to payment of electricity bills, telecommunication costs and other utilities consumed by the Lessee in the Schedule Property based on actual rates of the concerned statutory authority during the Term and any renewal thereof.

6)	SECURITY DEPOSIT

a.	The Lessee has deposited the Security Deposit towards the Schedule Property vide cheques no. 004758 dated March 05, 2014 drawn on Yes Bank for Rs.49,56,040 (Rupees Forty Nine Lacs Fifty Six Thousand and Forty), and no. 293142 dated April 11, 2014 drawn on Yes Bank for Rs.49,56,040 (Rupees Forty Nine Lacs Fifty Six Thousand and Forty). The said Security Deposit amount deposited by the Lessee shall hold good for the Term.

b.	The Security Deposit shall remain with the Lessor until the expiry of the Term or its earlier termination, as the case may be, for due performance by the Lessee of its terms under this Lease Deed. The Security Deposit shall be returned without any deductions, except for what is provided herein, simultaneous with the Lessee handing over possession of the Schedule Property to the Lessor in good condition, changes caused by normal wear and tear and irresistible force excepted.

c.	The Lessor shall be entitled to deduct from the Security Deposit, such amounts that may be due to the Lessor including any Rent unpaid but due to be paid under the terms of this Lease Deed, pending dues if any, towards electricity, generator power, maintenance and water consumption up to the date of handing over of the Premises.

d.	In the event the Lessor fails to return the Security Deposit on the expiration of the Term or early termination of the lease, the Lessee shall be entitled to retain possession of the Schedule Property without paying any Rent, till such time the Security Deposit is repaid. In the event of there being any delay in payments of the Security Deposit, without prejudice to the other rights and remedies available to the Lessee, the Lessor shall be liable to pay interest on the delayed / defaulted payment at the rate of 1.5% per month or the part of the month from the due date till payment or realization.

7)	USE AND IMPROVEMENTS

a.	The Lessee shall use the Schedule Property for its business purposes and shall not carry on or permit to be carried on in the Schedule Property, or in any part thereof, any activities which are unlawful, obnoxious, or of nuisance, annoyance or disturbance to other tenants/occupants in the Building.

b.	The Lessee is entitled to use the Schedule Property 24 hours a day on 365 days of a year during the Term with uninterrupted access to the Premises, the common areas of the Building and all other services, as provided in this Lease Deed.

c.

The Lessee shall have the right to make improvements within the Schedule Property and make non-structural alterations, subject to applicable local laws and building regulations. The Lessor agrees that the Lessee shall at its own cost and expense be at liberty to install such furniture, fixtures, fittings, electrical installations, equipment and all other conveniences as the Lessee may think fit for or in connection with the full use, occupation and enjoyment of the Schedule Property. On the expiry or earlier termination of the lease, but only so long as the Lessee is in possession, the Lessee shall remove the same at its own cost and expense. Provided however, that any damage caused to the Schedule Property while so installing and/or removing the furniture etc., shall be replaced/rectified by the Lessee at its own cost and expense to the condition it was in before such installation and/or removing, reasonable wear and tear excepted.

8)	INSPECTION

The Lessor, or anybody authorised by the Lessor with or without workmen shall at all reasonable hours after issuance of 2 days written notice, be entitled to inspect the Schedule Property.

9)	COVENANTS/ INDEMNIFICATION BY THE PARTIES

a.	The Lessor represents, warrants and covenants to the Lessee as follows:

i.	The Lessor confirms that the person signing this Lease Deed has the good right, full power and appropriate authorization to sign this Lease Deed.

ii.	The Lessor represents that the Lessor is the lawful owner with good title and possession of the Schedule Property, and has the right and authority to grant a lease in respect of the Schedule Property upon such terms as agreed herein.

iii.	The Lessor represents that the Lessor has obtained all necessary approvals/ permissions, if any required, from any person to give the Schedule Property on lease and that the Schedule Property can be used for the business purposes of the Lessee.

iv.

The Lessor represents that, subject to the Lessee paying the Rent on its due dates and complying with the terms herein, they shall from the Lease Commencement Date to the expiry of the lease or the prior termination thereof, ensure that the Lessee enjoys quiet, unhindered, uninterrupted and peaceful possession of the Schedule Property without eviction, interruption, disturbance, claim or demand whatsoever by the Lessor or any person or persons lawfully or equitably claiming by, from or in trust for them and that the Lessor shall not undertake any repairs to the Building that may affect the Lessee’s peaceful and uninterrupted occupation of the Schedule Property and ensure that the Schedule Property be used and freely accessed 24 hours a day and every day of the year.

v.	The Lessor shall ensure that the Lessee, its employees, representatives and its customers will have free and unfettered access to the Schedule Property for 24 hours a day, 7 days a week, 365 days a year of operations and support services including electricity, water, power backup, security and lifts (except power shut downs by BESCOM, interruption in water supply and disruption is sewage services by BWSSB, repairs for any genset, lifts or any other equipment provided).

vi.	The Lessor represents that the Building has been constructed according to the sanctioned plan and can be used for commercial purposes.

vii.	The Lessor represents and acknowledges that the Lessor is aware that the Lessee has entered into this Lease Deed solely upon the Lessor’s representations as herein contained and that it shall, during the Term and the period of the Lessee’s possession of the Schedule Property or any part thereof, indemnify and hold it free and harmless against all demands, encumbrances, claims, expenditure, actions, proceedings and costs made against, incurred or suffered by the Lessee for any reason whatsoever including any lacunae in the title of the Lessor to the Schedule Property or of the occupation of the Schedule Property by the Lessee, misrepresentations, breach of any provision of this Lease Deed or by virtue of any suit, proceeding or claim filed or preferred by any person, governmental institution, statutory authority, financial institution, bank, any agency or association of persons against the Lessee in respect of the Schedule Property. The obligations of the Lessor under this clause for the causes arising during the lease or any extension thereof shall survive the termination of this Lease Deed or the expiry of this lease by efflux of time, as the case may be.

viii.	The Lessor represents that the Schedule Property is free from all encumbrances whatsoever including any claim, mortgage, lien, charge, right or any other encumbrances or impediments and the Lessor has not entered into any similar agreement or arrangement with any person/persons for providing use and occupation of the Schedule Property to which the Lessee is entitled to under this Lease Deed.

ix.	The Lessor represents that it shall, during the currency of the lease, regularly and punctually bear and pay all the present and future fees, levies, municipal taxes including proportionate ground lease rent, rates, taxes, cesses in respect of the Schedule Property including all increases, if any and shalt comply with all laws, rules and regulations of the government and/ or local authorities with respect to the Schedule Property.

x.	The Lessor shall be responsible for all major structural repairs including repairs relating to the leakage of roof and ceiling and water proofing at its own cost. Further, the Lessor shall get all major structural civil repairs done in the Schedule Property within 15 days from the date of intimation by the Lessee. If the Lessor does not get such repairs completed within 15 days from the date of intimation, then the Lessee may get the repairs done and all expenses and costs so incurred shall be deducted from the Rent or otherwise recovered from the Lessor.

xi.	The Lessor represents that the Building and Schedule Property has been constructed pursuant to the building plans sanctioned, apart from the permissible deviations and approved by the concerned authorities and that the Lessor is not in breach of any statutory/municipal regulations or contractual obligations with respect to the Building and the Schedule Property.

xii.	The Lessor represents that in case of violence due to war or civil commotion, storm, tempest, flood, earthquake, terrorist activity or any inevitable accident or any other irresistible force or an act of god or fire accident not being an act of omission on the part of the Lessee, its agents, servants etc, causing damage to the Building and/ or Schedule Property or part thereof, the Lessee shall have the option to terminate this Lease Deed or require the Lessor to restore the Building and the Schedule Property to its original state. If the Lessee requires the Lessor to restore the Building and Schedule Property, the Lessor shall, in pursuance of the specifications, restore and reinstate the Building and the Schedule Property within a period of 4 months or such time as mutually agreed at its own expenses, during which time the Rent or proportionate part thereof and other charges shall remain suspended until the Building and the Schedule Property are restored and reinstated and made ready for use and occupation of the Lessee in terms of this Lease Deed.

xiii.	The Lessor represents that the Lessee shall have the right to appoint and install at its own cost security personnel and systems in the Schedule Property round the clock and use the Schedule Property round the clock.

xiv.	The Lessor shall at their own cost, during the Tenn, keep the Schedule Property comprehensively insured against any risk, loss or damage occurred due to fire or earthquake or riots and the Lessee will be entitled to the proportionate benefit of any insurance claim received by the Lessor in the event of such damage.

xv.	The Lessee, its directors, its officers, its employees, agents and clients shall at all times be entitled to the use of the common areas, utilities, amenities, passages and access way to the Schedule Property. The common services, including lighting in common areas, shall also be made available to the Lessee at all times.

b.	The Lessee represents and warrants to the Lessor as follows:

i.	That it shall promptly and without any default perform all the terms and conditions of this Lease Deed. This present lease is agreed to be granted upon the condition that the Lessee shall duly observe and perform all the covenants and agreements herein contained and on the part of the Lessee to be observed and performed and that if and whenever there shall be a breach of the condition so far as it relates to the observance and performance of the covenants and agreements by the Lessee herein contained, the Lessor may issue a notice identifying the breach and permitting 3 months for rectification after which period the lease shall stand terminated if the breach is not rectified.

ii.	Notwithstanding anything contained herein, in case of there being any delay in payment of Rent on the due date, the Lessor will notify of such breach in payment of Rent and if such default in payment of Rent is not rectified within 30 days of so being notified, the lease shall stand terminated.

iii.	That it shall maintain the Schedule Property with due care and caution, damages due to reasonable wear and tear and irresistible force excepted and not do anything or permit or commit to be done anything contrary to any provision made by or under any statute or law for the time being in force. In particular, the Lessee shall not use or permit the Schedule Property to be used for any form of unlawful activity.

iv.	That upon expiry of the lease by efflux of time or termination of this Lease Deed, as stipulated herein, it shall, subject to refund of the Security Deposit handover to the Lessor the peaceful and physical possession of the Schedule Property in good condition subject to changes caused by normal wear and tear and irresistible force.

v.

The Lessee shall bear and pay the electricity charges payable to the concerned authorities with regard to the Schedule Property as provided therein solely for the Lessee by the Lessor. The Lessee will pay for the power consumed based on the meter reading of the Schedule Property and the loss of transmission between the main meter bill reading and the total meter reading of the individual meter installed for each unit in the Building as billed by the Maintenance Agency or any other agency maintaining the Building. In the event of the Lessee failing to comply with their obligation under this clause and there being any outstanding amounts owed, either the Lessor shall, at its sole discretion, pay the amounts ‘of the bill and recover the same from the Lessee with interest at the rate of 18% per annum from the date of the payment by the Lessor of such amount till payment and recovery from the Lessee or the Maintenance Agency shall have the right to disconnect the power on the due date. In the event the Lessee fails or continues to default in payments of the electricity bill, the Lessor shall, without prejudice to the above, be entitled to terminate this lease as being material breach on the part of the Lessee subject to refund of the Security Deposit to the Lessee after deductions if any as stated above.

vi.	That it shall carry out all minor repairs necessary in respect of the Schedule Property.

vii.	That it shall regularly pay the Rent hereby reserved at the time and in the manner aforesaid.

viii.	That it shall use the Schedule Property only for its business and allied purposes and not for any other purpose.

ix.	That it shall not do or suffer to be done in the Schedule Property any act, deed, matter or thing which may cause or is likely to cause nuisance or annoyance to the other occupiers of the Building or the occupiers of the neighboring premises.

x.	That it shall procure and obtain at its cost, charges and expenses all permissions/approvals and consents required from any statutory, local or public body or authority to conduct its business in the Schedule Property.

xi.	Painting of interior of the Schedule Property may be undertaken by the Lessee as and when required by the Lessee at its own cost.

xii.	That it shall not do or omit or suffer to be done anything whereby the rights of the Lessor in respect of Schedule Property or any part thereof are prejudiced or adversely affected.

xiii.	That it shall ensure that its employees, agents, servants, executives, officers shall diligently observe and comply with all the terms and conditions of this Lease Deed.

xiv.	That it shall use and occupy the Schedule Property at its own risk and responsibility and the Lessor shall not be responsible or liable for any loss, damage, shortage, theft or destruction of any papers, documents, equipments, machines, articles, property or things of any kind or nature whatsoever belonging to the Lessee and kept in the Schedule Property.

xv.	That it shall keep its equipment, installations, goods and all assets that may be brought into Schedule Property adequately insured at its own cost against theft, fire, riots, civil commotion, and such other risks as Lessee, in its sole discretion, deems prudent.

xvi.	That it shall indemnify and keep indemnified the Lessor from and against all claims, demands, actions, proceedings, expenses, losses and damages which the Lessor may suffer due to any breach of any of the terms, conditions or covenants of this Lease Deed by the Lessee or incur in respect of the Schedule Property due to or by reason of nonpayment of statutory tax liability or payments of any nature arising out of business of Lessee in the Schedule Property or otherwise required to be paid by the Lessee in connection with its business.

10)	LESSOR’S RIGHT

a.	The Lessor shall have the right to sell the Schedule Property, provided that the prospective purchaser agrees in writing to being bound by all the terms and conditions of this Lease Deed, including the provisions pertaining to the refund of Security Deposit and peaceful and uninterrupted use, enjoyment and possession of the Schedule Property by the Lessee. On the Lessor making available confirmation from the purchaser/s that has/have purchased the Schedule Property or any part thereof in compliance with the terms stated in this clause, the Lessee shall attorn the tenancy in favour of the purchaser/s and thereafter the Lessor shall stand released of its obligations under the Lease. The stamp duty (if any) on any documentation to attorn the tenancy will be borne by the Lessor or the new purchaser.

b.	The Lessor shall have the right to take loans against the Schedule Property or arrange with any bank or financial institution for discounting the Rent receivable by it under the lease. On such right being exercised, the Lessee, upon receipt of written instruction from the Lessor agrees to confirm in writing and pay the Rent payable under the Lease, as directed by the Lessor, to the bank or financial institution as the case may be. The Lessor agrees to indemnify and keep indemnified the Lessee against any claims in respect thereof and receipt of Rent by the financial institution as contemplated in this clause will be deemed as if received by the Lessor as required for the payment of Rent under this Lease. In case the financial institution requires any no-objection certificate, the same shall be issued by the Lessee.

11)	MAINTENANCE

A.	MAINTENANCE OF THE SCHEDULE PROPERTY BY THE LESSEE:

i.	The Lessee agrees to maintain the Schedule property in good and tenantable condition throughout their occupation, reasonable wear and tear excluded.

ii.	The Lessee agrees to be responsible for the internal maintenance of the Premises at its own cost. However, any structural or construction faults will be promptly corrected by the Lessor at its own expense.

iii.	The Lessee agrees not to commit any act of waste which is likely to materially impair the value and utility of the Premises. The Lessee agrees not to do or cause to be done in or upon the Premises or other parts of the Building anything whatsoever which may be nuisance or annoyance in any way or interfere with the quiet and comfort of the Lessor or any other user/occupants of the Building. The Lessee agrees not to do any act which will affect the safety of the Building.

B.	MAINTENANCE OF THE BUILDING & COMMON AREAS BY THE LESSOR:

a.	The Lessor has appointed Prestige Property Management Private Limited [PPPL] under the Lease Deed as the Maintenance Agency carrying out maintenance, repair and service of the common areas and facilities of the Building as well as to provide utilities such as lifts, security, common area generators, lighting, water etc. for the Building.

b.	The Lessor and the Lessee herein agree that the maintenance agreement shall be signed between Lessor, Lessee and PPPL which shall contain the rights and obligations of all parties mentioned therein with respect to the maintenance services for this Lease deed.

12)	CONNECTED POWER & POWER BACKUP

a.	The Lessor has provided for a separate electricity meter for the Premises leased out to the Lessee.

b.	The Lessee agrees to bear and pay on time, the electricity charges payable to the concerned authorities based on their consumption. The Lessee shall also be liable to pay transmission loss in terms of Clause 9 (b) (v) as stated above.

13)	LIMITATION OF LIABILITY

It is agreed between the Parties hereto that reference to any indemnity, all claims, expenditure and costs made against, incurred or suffered except with respect to either Party’s indemnity obligations pursuant to the terms in this lease, neither Party shall be liable to the other for any incidental, consequential, penal and exemplary or like damages including any direct or indirect business loss or profits or lost opportunity or any tortuous actions even if advised of the possibility of the same.

14)	SUB LEASE & ASSIGNMENT

a.	The Lessee may assign or sub lease all or part of the Schedule Property to a third party only with the prior consent from the Lessor.

b.	The Lessee shall have the right to assign or sub lease or license all or part of the Schedule Property to any of its associated companies and/or subsidiaries without prior consent from the Lessor, but with the prior written intimation to the Lessor.

c.	In the case of the sublease or assignment of the lease or license of the Schedule Property, the obligation for the payment of the Rent and performance under the lease shall continue to be with the Lessee and the Lessee agrees to keep the Lessor indemnified against any loss or damage suffered by the Lessor with regard to the payment of the Rent and its performance under the lease.

d.	The Lessee may license the Schedule Property to any third party. Such third party shall be of the same or better financial status of the Lessee capable of meeting the obligations of the license, including the payment of license fee. The license shall be given with the prior written consent of the Lessor. However, the Lessee agrees to continue to be responsible for the obligations and performance under the Lease Deed and the payment of Rent under this Lease Deed.

e.	In the event that the Lessor creates any other charge or interest of any kind on the Schedule Property, the Lease Deed shall continue to be binding on the charge holder/ assignee of the Schedule Property without affecting the continued quiet, peaceful and uninterrupted operation and possession of the Lessee and the right to renew the lease in its favour as per this Lease Deed.

15)	REINSTATEMENT

The Lessee shall, upon the expiry of the lease or sooner determination, at its discretion remove items installed by the Lessee in the Premises and shall return the Premises in good condition, changes due to normal wear and tear and irresistible force excepted subject to refund of Security Deposit. The Lessee shall not remove the items and/or equipments brought in by the Lessor on the expiry of the lease or in the event of sooner determination of the lease.

16)	LOCK IN PERIOD AND TERMINATION

a.	LOCK IN PERIOD

i.	There shall be a lock-in period of 24 (twenty four) months from the Lease Commencement Date (hereinafter referred to as the “Lock In Period”), during which period neither Party can terminate the lease. The date on which the Lock In Period ends shall hereinafter be referred to as “Expiry Date”.

ii.	In the event of premature termination of the lease by the Lessee during the Lock In Period, or if the Lease Deed is terminated due to the breach of any provision of the Lease Deed by the Lessee and/or failure on part of the Lessee to fulfill any of its obligations under the Lease Deed, including payment of Rent and if the Lessee fails to rectify such breach and/or failure within the cure period specified in Clause 16 (b) (ii) below, then the Lessee undertakes to and shall, apart from the other remedies available to the Lessor under this Lease Deed, be liable to pay the Rent for the Premises for the remainder of the Lock In Period and the Lessor shall be liable to refund the Security Deposit. The Lessee will not be required to pay the Rent for remainder of the Lock In Period in case the cause of termination is not attributing to Lessee defaulting.

b	TERMINATION:

i.	On or after the Expiry Date, the Lessee shall be entitled to terminate the lease at any time without assigning any reasons thereof, by providing the Lessor three (3) months prior notice in writing (“Termination Notice”) of its desire to terminate this Lease Deed.

ii.	The Lessor shall not be entitled to terminate the Lease Deed either during or after expiry of the Lock In Period during the currency of the Lease Deed, except in case of one or more of the following defaults by the Lessee:

A.	failure to pay Rent or maintenance charges when due if the failure continues for thirty (30) days after written notice has been received by Lessee;

B.	failure to perform any other provision of the Lease Deed if such failure to perform is not cured within three (3) months after written notice has been received by Lessee

iii.	In case of any breach of any terms and conditions of the Lease Deed by the Lessor either during or after Lock In Period, if the Lessor fails to remedy the breach within ) 30 (thirty) days from the date of notice of such breach by the Lessee, the Lessee shall have the option to terminate the Lease Deed.

17)	NOTICE

Any notice required to be served upon the Lessee or the Lessor shall be sufficiently served and given if faxed (on receipt of a confirmation to the correct facsimile number) or hand-delivered (when delivered at the address specified below) or sent out by courier service (within 3 working days of deposit with courier) or speed post (when such speed post would he delivered in the ordinary course) with acknowledgement due, postage prepaid to their respective addresses given hereunder or such other address(es) as may be notified in writing to the other party.

To Lessor

Attention	:	Mr. Prasad R Deshpande

Address	:	Orntek Technology Park Private Limited

No. 372, Nilay, R.T Nagar Main Road, R.T Nagar, Bangalore-560 032

Email	:

Facsimile:	:

To Lessee

Attention	:	Mr. Rajesh Sreenivasan

Address:	:	Yodlee Infotech Private Limited

15t Floor, Mercury (2B), Prestige Technology Park, Sarjapura-Marathalli

Ring Road, Kadabeesanahalli Village, Varthur Hobli,
Bangalore - 560 103

Email	:

Facsimile	:

18)	MISCELLANEOUS

a.	The terms of this Lease Deed shall not be altered or added to nor shall anything be omitted there from, except by means of a supplementary agreement/ deed in writing duly signed by the Parties hereto. The terms of this Lease Deed shall supersede all agreements and all subsequent or prior discussions to the extent there is any inconsistency.

b.

If the performance by any Party of any of its obligations under this Lease Deed is prevented, restricted or interfered with by reason of fire or other casualty or accident, strike or other violence (not due to any act, neglect or default of the Lessee), war or other violence, any law, or regulation of any government, or any act or condition whatsoever beyond the reasonable control of such Party (each such event shall be called a “Force Majeure” event), then such Party shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that such Party shall give prompt notice within a period of 15 days from the date of the Force Majeure occurrence and providing a description to the other Party of such Force Majeure in such notice, including a description, in reasonable specificity, of the cause of the Force Majeure and provided further that such Party shall use reasonable efforts to avoid or remove such cause of non-performance and shall continue performance hereunder whenever such causes are removed. If possession of the Lessee is disturbed on account of a Force Majeure event, the Lessee will not be liable to payment while such Force Majeure event remains in existence. PROVIDED THAT in case of Force Majeure event happening and part or whole of the Schedule Property cannot be occupied by the Lessee, then in such case the Lessee shall have the option to put an end to this Lease Deed forthwith, notwithstanding anything hereinabove contained and receive the repayment of all amounts due to the Lessee from the Lessor including the Security Deposit. In the event of failure of the Lessor to refund the outstandings dues, the Lessee, without prejudice to any other remedies available under law or contract, shall be entitled to continue to use and occupy the Schedule Property without payment of any Rent or any other charges including but not limited to monthly lease rent or rates, taxes, non-occupancy charges or outgoings to the Lessor until such time the Lessor refunds the aforesaid amounts due with interest thereon calculated at the rate of 18% per annum from the date on which the Lessee was willing to vacate and give charge of the Schedule Property to the Lessor until payment. In the event of failure of the Lessor.to refund the amounts due to the Lessee, the Lessee is given the authority to deal with the Schedule Property which includes the right to sub - lease the Schedule Property to any other third party and collect the lease rent which would be used towards discharge of the financial obligations of the Lessor towards the Lessee.

c.	The Lessee shall bear the stamp duty and registration charges on this Lease Deed as applicable. The Lessor shall provide all necessary support and documents to the Lessee to complete the registration process and the Lessee shall retain the original stamped copy of the Lease Deed. Each Party shall bear and pay the fees of their respective lawyers, if any.

d.	The Parties agree that in case of any difference, dispute or claim arising in respect of this Lease Deed, the matter shall be referred to arbitration in consonance with the provisions of the Arbitration and Conciliation Act, 1996, as may be amended from time to time. Such disputes shall be referred to a panel of 2 arbitrators, one of whom shall be appointed by the Lessor and the other by the Lessee. The two appointed arbitrators shall thereafter elect a third arbitrator who shall preside over the arbitration proceedings. Decision making by the panel of arbitrators shall be by majority vote. The venue of arbitration shall be the city of Bangalore and the language of such arbitration shall be English.

e.	The laws of India shall be applicable to the Parties to all disputes arising out of this Lease Deed. Subject to the provision with regard to dispute resolution above, courts in Bangalore shall have exclusive jurisdiction with respect to all matters arising out of this Lease Deed.

SCHEDULE A

a)	Entire Office Space located on the east wing of First Floor (Level I) measuring 21,548 square feet of super built up area in the multistoried building known as “Jupiter (2A) BLOCK” in PRESTIGE TECHNOLOGY PARK’ together with right to use all the common areas, passage, lobbies, staircases and other areas of common use in the said property situated of Sarjapur - Marathahalli Ring Road, at survey nos. 22/1A, 22/2, 24, 25, 29, 30/1, 30/2A, 30/2B, 32/1, 33/1, 33/2 & 35 of Kadabeesanahalli Village, Varthur Hobli, Bangalore and

b)	40 nos. of covered car parks in the basement of ‘Jupiter (2A) BLOCK’ in PRESTIGE TECHNOLOGY PARK’ situated of Sarjapur - Marathahalli Ring Road, at survey nos. 22/IA, 22/2, 24, 25, 29, 30/1, 30/2A, 30/2B, 32/1, 33/1, 33/2 & 35 of Kadabeesanahalli Village, Varthur Hobli, Bangalore.

IN WITNESS WHEREOF THE PARTIES HAVE SET THEIR HAND TO THIS WRITING THE DAY MONTH AND YEAR FIRST SET OUT HEREINABOVE

SIGNED, SEALED and DELIVERED for and on behalf of

OMTEK TECHNOLOGY PARK PRIVATE LIMITED by its Director, Mr. Prasad R Deshpande, its authorized signatory

/s/ Prasad R Deshpande

SIGNED and DELIVERED for and on behalf of

YODLEE INFOTECH PRIVARE LIMITED by Mr. Rajesh Sreenivasan, Senior Director- Finance, its authorised signatory

/s/ Rajesh Sreenivasan

In the presence of witnesses:

1. [signature illegible]

2.

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